Exhibit 4.1
Execution Version
CLASS B COMMON STOCK
OPTION AGREEMENT
This Class B Common Stock Option Agreement (this “Agreement”) dated as of October 1, 2024 (the “Closing Date”) is by and among Viper Energy, Inc., a Delaware corporation (“Viper”), Viper Energy Partners LLC, a Delaware limited liability company (“OpCo”), and Tumbleweed Royalty IV, LLC, a Delaware limited liability company (“TWR IV”).
Reference is hereby made to (i) the Certificate of Incorporation of Viper (as amended, the “Viper Charter”), (ii) the Third Amended and Restated Limited Liability Company Agreement of OpCo dated as of the Closing Date (the “OpCo LLCA”), (iii) the Second Amended and Restated Exchange Agreement dated as of the Closing Date (the “Exchange Agreement”) by and among Viper, OpCo, Diamondback Energy, Inc., and TWR IV, and (iv) the Purchase and Sale Agreement dated as of September 11, 2024 (the “TWR PSA”) by and among Viper, OpCo, TWR IV, and TWR IV SellCo Parent, LLC, a Delaware limited liability company.
The transactions contemplated by the TWR PSA closed on the Closing Date and, in connection with such closing, OpCo issued to TWR IV 10,093,670 Units (as such term is defined in the OpCo LLCA) and, in connection therewith, OpCo and Viper are obligated to enter into this Agreement to grant TWR IV the option contained herein with respect to shares of Class B Common Stock, par value $0.000001 per share (“Class B Common Stock”), of Viper.
In consideration of the foregoing and as part of the Closing (as such term is defined in the TWR PSA), the parties hereto hereby agree as follows:
1.Definitions. Any capitalized term used but not defined in this Agreement shall have the meaning given such term in the TWR PSA. The following capitalized terms shall have the following meanings:
“Exercise Price” for any share of Class B Common Stock shall mean $0.000001.
“Unexercised Option Amount” at any time shall mean (a) the number of Units held by TWR IV at such time minus (b) the number of shares of Class B Common Stock held by TWR IV at such time.
“Unit” shall have the meaning given such term in the OpCo LLCA.
2.Construction. All article and section references used in this Agreement are to articles and sections of this Agreement unless otherwise specified. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The disjunctive word “or” is used in its inclusive sense unless otherwise specifically indicated. The word “or” means and includes “and/or” unless the context otherwise clearly indicates that the usage is meant to be exclusive. The Parties acknowledge that each party and its attorney have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. References to any agreement or other document or instrument are to such agreement, document or instrument as amended, modified, superseded, supplemented and restated now or from time to time after the date hereof, unless otherwise specified. All references to currency in this Agreement shall be to, and all payments required under this Agreement shall be paid in, Dollars. Any financial or accounting term that is not otherwise defined in this Agreement shall have the meaning given such term under GAAP.
3.Option.
3.1.Exercise of Option. Subject to the other restrictions set forth in this Agreement and in the Viper Charter and the OpCo LLCA, at any time and from time to time so long as the Unexercised Option Amount is greater than zero, TWR IV or any Assignee (as defined in the Exchange Agreement) or Member (as defined in the OpCo LLCA) to whom TWR IV has transferred all of its Units in accordance with the terms of the Exchange Agreement or OpCo LLCA, respectively, (each a “TWR Party” and together, the “TWR Parties”), may, by delivery of notice to Viper and OpCo and payment to Viper and OpCo of the applicable Exercise Price, exercise its option to acquire the number of shares of Class B Common Stock specified in such notice (provided that the number of shares specified in any such notice shall not exceed the Unexercised Option Amount at such time). Viper shall promptly thereafter deliver to such TWR Party evidence of issuance of such number of shares of Class B Common Stock in book-entry form in the name of such TWR Party.
3.2.Restrictions on Exercise. Notwithstanding anything to the contrary in this Agreement:
(a)No TWR Party shall exercise all or any portion of the option provided herein to the extent that any filing with, consent, approval or authorization of, or notice to, any Governmental Authority is required and has not been made (and TWR IV acknowledges, and each TWR Party shall be deemed to have acknowledged, that it shall be responsible for any costs and/or expenses incurred by such TWR Party in connection with any such filing or notice, or with obtaining any such consent, approval, or authorization); and
(b)Viper shall not be required to deliver any shares of Class B Common Stock hereunder at any time to the extent that any provision of applicable Law or Order prohibits or makes illegal such delivery.
3.3.Required Exercise. Each TWR Party shall have (a) exercised the option granted in this Agreement, if at all, in full no later than October 1, 2029 (the “Expiration Date”); provided, that any remaining Unexercised Option Amount shall automatically expire upon the occurrence of the Expiration Date and (b) prior to such full exercise made all filings and notices to, and obtained all consents, approvals, and authorizations of, any Governmental Authority required therefor.
3.4.Transfer Restriction. Neither this Agreement nor the option granted hereby shall be transferred by TWR IV to any Person whatsoever other than to any TWR Party, and Viper shall not be required to issue shares of Class B Common Stock to any Person other than a TWR Party, except as otherwise contemplated hereby or as contemplated by the OpCo LLCA or the Exchange Agreement.

4.Certain Additional Matters.
4.1.TWR Party Acknowledgments.
(a)Upon any exercise of the option granted herein, the TWR Party exercising the option shall be deemed to have acknowledged that it: (i) is acquiring the applicable shares of Class B Common Stock for its own account with the present intention of holding such shares for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws; (ii) understands that such shares will, upon issuance, be characterized as “restricted securities” and will not have not been registered under the Securities Act or any applicable state securities laws, and that such shares will bear restrictive legends to that effect; (iii) understands that such shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable; (iv) is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (v) has sufficient knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in such shares and has so evaluated the merits and risks of such investment; (vi) is able to bear the economic risk of an investment in such shares and, at such time and in the foreseeable future, is able to afford a complete loss of such investment; and (vii) understands that such shares will be subject to additional limitations on transfer set forth in the OpCo LLCA, in the Exchange Agreement, and in the TWR PSA.
(b)TWR IV acknowledges and each TWR Party shall be deemed to have acknowledged that the existence of this Agreement and the option granted herein does not and shall not (i) grant the TWR Parties any right as a holder of Viper shares, including the right to vote, to receive dividends and other distributions as a holder of Viper shares or to receive notice of, or attend, meetings or any other proceedings of the holders of Viper shares, or (ii) require the consent of the TWR Parties with respect to any action or proceeding of Viper.
4.2.    Viper Covenants. Viper covenants that all shares of Class B Common Stock issuable upon exercise of the option granted herein will, upon issuance, be duly and validly issued, fully paid, and non-assessable. Viper has, and shall have for so long as there remains any Unexercised Option Amount, sufficient authorized shares of Class B Common Stock as shall be required under this Agreement to satisfy its obligations hereunder. Viper shall reserve such number of shares of Class B Common Stock as shall be required under this Agreement.

4.3.    Fundamental Transactions. To the extent that Viper and OpCo enter into a merger or other similar transaction pursuant to which the Units held by any TWR Party are converted into or exchanged for consideration, the Unexercised Option Amount under this Agreement shall be deemed to have expired immediately before the closing of such transaction such that no shares of Class B Common Stock shall be issuable hereunder.
5.Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (“Notices”) and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, with the receiving party affirmatively obligated to promptly acknowledge receipt during normal business hours on a Business Day (otherwise, on the next Business Day), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate recipients and addresses set forth below (or to such other recipients or addresses as a party may from time to time designate by Notice in writing to the other party or parties, as applicable):
If to Viper, to:
Viper Energy, Inc.
500 W. Texas Ste. 100
Midland, Texas 79701
Email:     kvanthof@diamondbackenergy.com; agilfillian@diamondbackenergy.com
Attention: Kaes Van’t Hof; Austen Gilfillian

With copies (which shall not constitute notice) to:
Viper Energy, Inc.
500 W. Texas Ste. 100
Midland, Texas 79701
Attn: Matthew Zmigrosky
Email: mzmigrosky@diamondbackenergy.com

and
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
E-mail: jgoodgame@akingump.com
Attention: John Goodgame

If to OpCo, to:
Viper Energy Partners LLC
500 W. Texas Ste. 100
Midland, Texas 79701
Email:     kvanthof@diamondbackenergy.com; agilfillian@diamondbackenergy.com
Attention: Kaes Van’t Hof; Austen Gilfillian

With copies (which shall not constitute notice) to:
Viper Energy Partners LLC
500 W. Texas Ste. 100
Midland, Texas 79701
Attn: Matthew Zmigrosky
Email: mzmigrosky@diamondbackenergy.com

and
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
E-mail: jgoodgame@akingump.com
Attention: John Goodgame

If to TWR IV, to:

Tumbleweed Royalty IV, LLC
3724 Hulen Street
Fort Worth, Texas 76107
E-mail: gwright@tumbleweedroyalty.com
Attention: Grant Wright

With a copy (which shall not constitute notice) to:
Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
E-mail: bloocke@velaw.com; mmarek@velaw.com
Attention: Bryan Edward Loocke; Michael Marek
6.Miscellaneous.
6.1.Assignment. No party shall assign this Agreement or any part of this Agreement without the prior written consent of the other parties, which consent may be granted or withheld in the sole discretion of each party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.
6.2.No Third-Party Rights. The provisions of this Agreement are intended to bind the parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.
6.3.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any electronic copies of or signatures on this Agreement shall, for all purposes, be deemed originals.
6.4.Amendments; Waiver. This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each party. Any failure by any party to comply with any of its obligations, agreements or conditions in this Agreement may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other party’s default under this Agreement will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.
6.5.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.
6.6.Governing Law; Jury Waiver. This Agreement and the documents delivered pursuant hereto and the legal relations between the parties shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction. Each party hereby irrevocably waives and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, Proceeding or counterclaim arising in whole or in part under, related to, based on or in connection with, this Agreement or the subject matter hereof, whether now existing or hereafter arising and whether sounding in tort or contract or otherwise. Any party may file an original counterpart or a copy of this Section 6.6 with any court as written evidence of the consent of each Party to the waiver of its right to trial by jury.
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IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each of the Parties as of the date first written above.

TUMBLEWEED ROYALTY IV, LLC

By: /s/ Cody C. Campbell
Name:     Cody C. Campbell
Title:     Co-Chief Executive Officer

Signature Page to Class B Common Stock Option Agreement

VIPER ENERGY PARTNERS LLC
/s/ Matthew Kaes Van’t Hof
Name:    Matthew Kaes Van’t Hof
Title:     President

VIPER ENERGY, INC.
/s/ Matthew Kaes Van’t Hof
Name:    Matthew Kaes Van’t Hof
Title:    President

Signature Page to Class B Common Stock Option Agreement